Exhibit 99.3

NEWS RELEASE
Contacts:

Jerri Fuller Dickseski (Media) jerri.dickseski@hii-co.com 757-380-2341

Rick Wyatt (Bond Investors) Rick.Wyatt@hii-co.com 757-380-2101

Huntington Ingalls Industries Commences Tender Offer

and Consent Solicitation for 7.125% Senior Notes Due 2021

NEWPORT NEWS, Va. (Nov. 2, 2015)—Huntington Ingalls Industries, Inc. (NYSE:HII) (“HII” or the “Company”) announced today that it has commenced a cash tender offer for any and all of its outstanding 7.125% Senior Notes due 2021 (the “Notes”). In conjunction with the tender offer, HII is soliciting consents to, among other modifications, reduce the notice period required for optional redemptions, eliminate most of the covenants and certain events of default applicable to the Notes and modify certain other provisions contained in the indenture governing the Notes (the “Indenture”). HII expects to fund the tender offer and consent solicitation with the proceeds of a debt financing together with available cash on hand.

The tender offer is scheduled to expire at 11:59 p.m., New York City time, on Dec. 1, 2015 (as the same may be extended, the “Expiration Date”). Holders who validly tender their Notes and deliver their consents to the proposed amendments to the Indenture before 5 p.m., New York City time, on Nov. 16, 2015 (as the same may be extended, the “Consent Payment Date”) will be eligible to receive the Total Consideration (as defined below). Holders that validly tender Notes and deliver consents on or prior to the Consent Payment Date and have their Notes accepted for purchase are expected to receive payment of the Total Consideration promptly following the Consent Payment Date on the early settlement date (the “Early Settlement Date”). The Early Settlement Date is currently expected to occur on Nov. 17, 2015. Holders that validly tender their Notes after the Consent Payment Date, but on or prior to the Expiration Date, will receive only the Tender Offer Consideration (as defined below) promptly after the Expiration Date on the final settlement date (the “Final Settlement Date”). The Final Settlement Date is currently expected to occur on Dec. 2, 2015. Tenders of Notes may be validly withdrawn and consents may be validly revoked until 5 p.m., New York City time, on Nov. 16, 2015 (as the same may be extended, the “Withdrawal Deadline”), but may not be withdrawn thereafter except to the extent required by law.

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn prior to the Consent Payment Date is $1,056.43, which includes a consent payment of $30 per $1,000 principal amount of Notes. Holders tendering after the Consent

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

http://newsroom.huntingtoningalls.com

Payment Date, but on or prior to the Expiration Date, will be eligible to receive only the “Tender Offer Consideration,” which is $1,026.43 for each $1,000 principal amount of Notes. Holders will also receive accrued and unpaid interest from the last interest payment date on the Notes to, but not including, the applicable settlement date for such Notes that the Company accepts for purchase in the tender offer.

The tender offer and consent solicitation are subject to certain conditions precedent, including completion of a debt financing the net proceeds of which, together with available cash on hand, will be sufficient to pay the Total Consideration plus accrued and unpaid interest for all the tendered Notes and delivered consents, plus all fees and expenses incurred in connection with the tender offer and the consent solicitation, as further described in the Offer to Purchase (as defined below).

The complete terms and conditions of the tender offer and consent solicitation are set forth in the Offer to Purchase and Consent Solicitation Statement dated Nov. 2, 2015, (the “Offer to Purchase”) and related Consent and Letter of Transmittal dated Nov. 2, 2015, (“Letter of Transmittal”) that are being sent to registered holders of the Notes. Requests for tender offer and consent solicitation documents may be directed to D.F. King & Co., Inc., the information agent, at the following address: 48 Wall Street, 22nd Floor, New York, N.Y. 10005. The information agent may be telephoned by banks and brokers at 212-269-5550 and by all others at 866-620-2538 or emailed at hii@dfking.com. The dealer managers for the tender offer and the solicitation agents for the consent solicitation are J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Questions regarding the tender offer and consent solicitation may be directed to the dealer managers and solicitation agents, J.P. Morgan Securities LLC, Attention: Liability Management Group, at 383 Madison Avenue, New York, N.Y. 10179 and BofA Merrill Lynch, Attention: Debt Advisory, at 214 North Tryon Street, Charlotte, N.C. 28255. J.P. Morgan Securities LLC may be telephoned at 212-834-3617 or toll-free at 866-834-4666. BofA Merrill Lynch may be telephoned at 980-387-9534 or toll-free at 888-292-0070.

HII intends to call for redemption, in accordance with the terms of the Indenture (as amended if the requisite consents are received), any and all Notes not tendered in the tender offer and consent solicitation at the redemption price stated in the Indenture, plus accrued and unpaid interest to, but not including, the date of redemption. HII may deliver such notice of redemption as early as the Consent Payment Date. However, no assurance can be given that such untendered Notes will be redeemed as contemplated or at all. Neither the Offer to Purchase nor the accompanying Consent and Letter of Transmittal constitute a notice of redemption.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities, and there shall not be any offer to purchase, solicitation of an offer to sell or purchase of the Notes in any jurisdiction in which such an offer, solicitation or purchase is unlawful. The tender offer and consent solicitation are being made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. Holders are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents. None of HII, the dealer managers and solicitation agents, the tender agent, the information agent or the trustee makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer or provide the related consents, and no one has been authorized to make such a recommendation.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of engineering, manufacturing and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs approximately 37,000 people operating both domestically and internationally.

Statements in this release, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include the failure to complete the debt financing to fund the tender offer and consent solicitation; the failure to consummate the tender offer and consent solicitation; changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries

4101 Washington Ave. • Newport News, VA 23607

www.huntingtoningalls.com/media